Exhibit 10.2

PROMISSORY NOTE

Borrower:	Preformed Line, LLC	Lender:	PNC Equipment Finance, LLC
	660 Beta Drive		4355 Emerald St.
	Mayfield Village, OH 44143		Suite 100
Boise, ID 83706

Principal Amount: $14,485,000.00		Date of Note:	June 27, 2016

PROMISE TO PAY. Preformed Line, LLC (“Borrower”) promises to pay to PNC Equipment Finance, LLC (“Lender”), or order, in lawful money of the United States of America, the principal amount of Fourteen Million Four Hundred Eighty Five Thousand & 00/100 Dollars ($14,485,000.00), together with interest on the unpaid principal balance from the Funding Date until paid in full.

PAYMENT, AMORTIZATION, AND INTEREST. Borrower’s first payment is due on the first business day of the second month following the month during which the loan is funded, and all subsequent payments are due on the first business day of each month after that. All outstanding principal and all accrued interest not yet paid shall be due on the final monthly payment. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal. Borrower will pay Lender at such place as Lender may designate in writing.

Repayment. Principal shall be due and payable in one hundred nineteen (119) equal consecutive monthly installments, each in the amount specified on the written payment and rate confirmation to be provided by Lender to Borrower on or before the closing date (the “Payment Confirmation”), with a final payment of any outstanding principal and accrued interest due and payable on the final monthly payment date. Interest shall be payable monthly at the same time as the principal payments at the rate provided for below. Borrower’s monthly principal payment will be calculated by dividing the principal amount of the Note by 120 months. All payment calculations will be determined by Lender in its sole discretion.

Rate of Interest. The interest rate will be determined by Lender prior to closing (the “Fixed Interest Rate”). Lender will provide Borrower a written confirmation of the Fixed Interest Rate in the Payment Confirmation, which is incorporated into this Note by reference. Interest on this Note during the term of this Loan is computed on a 30/360 simple interest basis; that is, with the exception of odd days in the first payment period, monthly interest is calculated by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days is calculated on the basis of the actual days to the next full month and a 360-day year. Borrower understands that Lender may make loans based on other rates as well.

Interest After Default. Upon an Event of Default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the Fixed Interest Rate by an additional 4.00%. The interest rate will not exceed the maximum rate permitted by applicable law.

TERM. The term of this loan is 120 months. At the end of the Term, all amounts owing under this Note and the Related Documents (collectively the “Loan Documents”) will be due and payable.

RELATED DOCUMENTS. This Note is issued in connection with the Aircraft Security Agreement of even date herewith between Borrower and Lender (the “Aircraft Security Agreement”), one or more Guaranty agreements, and such other agreements and documents executed and/or delivered in connection herewith or therewith (as amended, modified or renewed from time to time, collectively the “Related Documents”), and is secured by the property described in the Related Documents and by such other collateral as previously may have been or may in the future be granted to Lender to secure this Note.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note: (i) the nonpayment of any principal, interest or other indebtedness when due under (1) this Note or (2) any and all obligations of the Borrower (or any of its affiliates) or Guarantor (or any of its affiliates) or any other direct or indirect subsidiary of Preformed Line Products Company to the Lender (the “PLPC Obligations”); (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor’s failure to observe or perform any covenant, representation, warranty or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation of any Obligor to Lender, including, without limitation, the occurrence of any “Event of Default” (as defined therein) under the PLPC Obligations, provided, however, that no such failure to observe or perform any such covenant or other agreement (excluding default under Clause (i) above, Defective Collateralization, False Statements, Death or Insolvency, Creditor or Forfeiture Proceedings, Events Affecting Guarantor, and Change of Control) shall constitute an Event of Default unless such failure continues for a period of thirty (30) days after the earlier to occur of (a) the date when Borrower becomes aware of such failure and (b) the date when the Lender gives written notice to the Borrower of such failure; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that Lender shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with Lender; (v) a default with respect to any other indebtedness of any Obligor for borrowed money in excess of $100,000 individually or in the aggregate, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to Lender; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within thirty (30) days of the entry thereof; (viii) any change in any Obligor’s business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have any material adverse effect on any Obligor; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to Lender in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to Lender, is false, erroneous or misleading in any material respect; (xi) [intentionally omitted]; (xii) the revocation or attempted revocation, in whole or in part, of the guarantee of the Note and/or the Related Documents by any Obligor; or (xiii) the death, incarceration, indictment or legal incompetency of any individual Obligor. As used herein, the term “Obligor” means any Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower’s obligations to Lender existing on the date of this Note or arising in the future.

LENDER’S RIGHTS. Upon an Event of Default, Lender may (1) declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount, and/or (2) exercise any rights and remedies set forth in the Aircraft Security Agreement and the Related Documents.

ATTORNEYS’ FEES; EXPENSES. Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and legal expenses, incurred in connection with the enforcement of this Note, the Aircraft Security Agreement, or the Related Documents. Lender may hire or pay someone else to help enforce this Note, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

LOAN ASSUMPTION. This Note and Related Documents are fully assumable by a qualified buyer provided that the buyer is approved by Lender in its sole discretion. The Borrower or the buyer assuming this loan must pay an assumption fee equal to 0.75% of the unpaid principal balance plus any and all third-party expenses incurred in connection with the assumption.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

INCORPORATION OF COVENANTS BY REFERENCE. The Lender and Borrower agree that any and all affirmative, negative and financial covenants which may be set forth in any credit agreement, loan agreement, promissory note, guaranty or other agreement, instrument or document entered into between either the Borrower (or any of its affiliates) or the Guarantor (or any of its affiliates), on the one hand, and the Lender or any of its affiliates, on the other hand (the “Other Loan Documents”), are hereby incorporated herein by this reference as if set forth herein at length, as any of the foregoing may be amended or supplemented from time to time (the “Incorporated Provisions”). Any amendments, modifications, waivers or other changes in the terms of any of the Incorporated Provisions shall automatically constitute an amendment to this Note without any need for further action or documentation. Notwithstanding the foregoing, any amendments, modifications, waivers or other such changes to any Incorporated Provisions which operate to waive or prevent the occurrence of a default or “Event of Default” under the related Other Loan Documents shall not be effective unless consented to in writing by the Lender in its sole discretion. If any Other Loan Documents terminates or otherwise ceases to be in full force and effect at any time and for any reason, whether by voluntary termination, upon default, acceleration, at maturity or otherwise (a “Termination”), all of the Incorporated Provisions of such Other Loan Documents shall survive the Termination and shall continue in full force and effect as a part of this Note. At any time after a Termination, Borrower shall promptly upon Lender’s request execute and deliver to Lender an amendment to this Note, which amendment will expressly incorporate into this Note all or any number of the Incorporated Provisions of the terminated Other Loan Documents as Lender in its sole discretion shall select, as such Incorporated Provisions are in effect immediately prior to the date of Termination. In addition, the Termination of any Other Loan Documents for any reason shall constitute an Event of Default under this Note and the Guaranty, entitling Lender at its option to exercise all of its rights and remedies under this Note, the Guaranty and the Related Documents.

POWER TO CONFESS JUDGMENT. The Borrower hereby irrevocably authorizes any attorney-at-law, including an attorney employed by or retained and paid by the Lender, to appear in any court of record in or of the State of Ohio, or in any other state or territory of the United States, at any time after the indebtedness evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process and to confess a judgment against the Borrower in favor of the Lender, and/or any assignee or holder hereof for the amount of principal and interest and expenses then appearing due from the Borrower under this Note, together with costs of suit and thereupon to release all errors and waive all right of appeal or stays of execution in any court of record. The Borrower hereby expressly (i) waives any conflict of interest of the attorney(s) retained by the Lender to confess judgment against the Borrower upon this Note, and (ii)

consents to the receipt by such attorney(s) of a reasonable legal fee from the Lender for legal services rendered for confessing judgment against the Borrower upon this Note. A copy of this Note, certified by the Lender, may be filed in each such proceeding in place of filing the original as a warrant of attorney.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may, in its sole discretion, renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several. Capitalized terms not defined in this Note shall have the same definition given such terms in the Aircraft Security Agreement, the Related Documents, or other loan documents executed by Borrower.

PREPAYMENT. The Borrower must give written notice at least forty-five (45) days prior to the day the loan is prepaid. Upon prepayment of this Note, Lender is entitled to interest on the outstanding loan balance through the date of early payment. Borrower may pay all but not less than all of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: PNC Equipment Finance, LLC; 4355 Emerald St.; Suite 100; Boise, ID 83706. Lender is entitled to the following refundable premium payable at the time of prepayment, which may be refunded as set forth below (the “Refundable Premium”): (a) if such early payment occurs during the first loan year, one percent of the unpaid principal balance; (b) if such early payment occurs during the second loan year, one percent of the unpaid principal balance; (c) if such early payment occurs during the third loan year, one percent of the unpaid principal balance; (d) if such early payment occurs during the fourth loan year, one half of one percent of the unpaid principal balance; (e) if such early payment occurs during the fifth loan year, one half of one percent of the unpaid principal balance. After the fifth loan year, no early payment premium shall apply. Lender will refund the Refundable Premium if Lender makes a new loan against Borrower’s replacement aircraft within six months of the early payment date provided that the amount of the new loan is equal to or greater than the outstanding balance of the Note. Except as provided in the previous sentence, Lender shall be entitled to retain the Refundable Premium. Notwithstanding anything to the contrary above, Lender will have no obligation to enter into a new loan or refund the Refundable Premium if the new loan is not approved by Lender in its sole discretion.

LOAN PARTICIPATION. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of the Note and Related Documents or of one or more participation interests in the Note and Related Documents to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Note and Related Documents, and Borrower hereby waives any rights to privacy that Borrower may have with respect to such matters.

LATE CHARGE. If a payment is one (1) day or more late, Borrower will be charged $750. Provided, however, Borrower will not be charged a late fee if the payment is late due to an error on the part of Lender’s or Borrower’s financial institution. Borrower agrees that the amount of such late charge represents a reasonable estimate of the cost to Lender of processing a delinquent payment and that the acceptance of any late charge shall not constitute a waiver of default with respect to the overdue amount or prevent Lender from exercising any other available rights and remedies.

GOVERNING LAW AND JURISDICTION. This Note, the Aircraft Security Agreement, and the Related Documents have been delivered to Lender and accepted by Lender in the State of Idaho. This Note, the Aircraft Security Agreement, and the Related Documents will be governed by, construed and enforced in accordance with federal laws and the laws of the State of Idaho. If there is a lawsuit, Borrower consents to the jurisdiction of all state and federal courts located within Idaho, and Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Ada County, State of Idaho.

SUCCESSOR INTERESTS. The terms of this Note, the Aircraft Security Agreement, and the Related Documents shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and Lender’s successors and assigns.

IMPORTANT INFORMATION ABOUT PHONE CALLS. By providing telephone number(s) to Lender, now or at any later time, Borrower authorizes Lender and its affiliates and designees to contact Borrower regarding Borrower account(s) with Lender or its affiliates, whether such accounts are Borrower individual accounts or business accounts for which Borrower is a contact, at such numbers using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless phone number, or leaving prerecorded messages or sending text messages, even if charges may be incurred for the calls or text messages. Borrower consents that any phone call with Lender may be monitored or recorded by Lender.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE PAYMENT, AMORTIZATION, AND INTEREST PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

PREFORMED LINE, LLC

By:	/s/ Eric R. Graef
Eric R. Graef, Treasurer and Vice President of Preformed Line, LLC

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